Exhibit 99.1


NEWS

For Release     Immediate


Contacts        (News Media) Tony Zehnder, Corporate Communications
                312.396.7086
                (Investors) Daniel Murphy, Investor Relations
                317.817.2893



             Conseco reschedules earnings release and investor call

Carmel, Ind., February 23, 2007 - Conseco, Inc. (NYSE:CNO) announced today that it will report results for the fourth quarter of 2006 after the market closes on Tuesday, March 6, 2007 and will host its quarterly call with investors at 10:00 a.m. Eastern Standard Time on Wednesday, March 7.

Both events have been delayed from previously announced dates. During the year-end closing process, management determined that an extended review is required of the claim reserves and internal controls over financial reporting related to its long-term care run-off block. The Company expects to record estimated after tax reserve adjustments of approximately $39 million related to long-term care claim reserves in the run-off block (primarily representing changes in estimates identified through the Company's year-end claim analysis). In addition, the Company expects to record estimated after tax reserve adjustments of approximately $14 million in its core insurance operations. After giving effect to the above adjustments, the Company expects fourth quarter earnings to approximate break-even. The Company expects to file its Form 10-K annual report on or about March 9.

The web cast of the conference call can be accessed through the Investors section of the company's website as follows: http://investor.conseco.com. Listeners should go to the website at least 15 minutes before the event to register, download and install any necessary audio software.

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

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                                                                     Conseco (2)
                                                               February 23, 2007

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and
(xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

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